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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT APPRAISER

    We hereby consent to the use in the Annual Report on Form 10-K (Reg. No. 000-29661) of UTStarcom, Inc. ("UTStarcom"), and any amendments thereto, and any other filings pursuant to the Securities Exchange Act of 1934, as amended (the "Public Filings"), of all summary information contained therein relating to our independent appraisal of Wacos, Inc. ("Wacos") in connection with the acquisition of Wacos by UTStarcom in December 1999. We also consent to the references to our firm in the Notes to Consolidated Financial Statements contained in the Public Filings.

WILLAMETTE MANAGEMENT ASSOCIATES

Signature:  /s/ STEVEN D. GARBER
        ----------------------------------------------

Date: February 13, 2001